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                                                                EXHIBIT 21.1


                            FARO TECHNOLOGIES, INC.
                             a Florida corporation

                                  Subsidiaries


1.  FARO Worldwide, Inc.
    a Florida corporation

2.  FARO France SAS
    a French corporation